EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

	Jurisdiction of	Percentage
	Incorporation	Owned by Registrant

Vira-Tech, Inc. (1)	Florida	100%

Viragen Technology, Inc. (2)	Florida	100%

Viragen Dialysis Systems, Inc. (3)	Florida	100%

Florida Capital Enterprise Corp. (4)	Florida	100%

ViraGenics, Inc. (5)	Delaware	100%

Viragen U.S.A., Inc. (6)	Delaware	97%

Viragen International, Inc. (7)	Delaware	70%

Viragen (Scotland) Ltd. (8)	Scotland (UK)	70%

Viragen (Germany) GmbH (9)	Germany	70%

ViraNative AB (10)	Sweden	70%

AlfaNative AB (11)	Sweden	70%

(1)	Incorporated January 12, 1981

(2)	Incorporated January 13, 1995

(3)	Incorporated July 14, 1997

(4)	Incorporated November 20, 1998

(5)	Incorporated May 25, 2001

(6)	Incorporated April 4, 1996

(7)	Acquired December 8, 1995

(8)	Incorporated January 17, 1995; 100% owned by Viragen International, Inc.

(9)	Acquired November 14, 1997; 100% owned by Viragen International, Inc.

(10)	Acquired September 28, 2001; 100% owned by Viragen International, Inc.

(11)	Acquired September 28, 2001; 100% owned by ViraNative AB